UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

MODERN MEDIA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38092	47-1277598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3414 Peachtree Road, Suite 480 Atlanta, GA		30326
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 443-1182

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Transaction Agreement

General

On January 24, 2019, Modern Media Acquisition Corp. (the “Company”), Akazoo Limited, a private company limited by shares incorporated under the laws of Scotland (“Akazoo”), Apostolos N. Zervos (“Mr. Zervos”), acting in accordance with article 100-17 of the Luxembourg Company Act, on behalf and in the name of Unlimited Music S.A., which is in the process of incorporation as a Luxembourg public limited company (société anonyme) (“LuxCo”), and Modern Media LLC, a Georgia limited liability company acting in accordance with article 100-17 of the Luxembourg Company Act, on behalf and in the name of Modern Media Acquisition Corp. S.A., which is in the process of incorporation as a Luxembourg public limited company (société anonyme) (“PubCo”), entered into a Business Transaction Agreement (the “Business Transaction Agreement”, with the transactions contemplated therein referred to as the “Transactions”). Pursuant to the Business Transaction Agreement, the Company and Akazoo agreed, subject to the terms and conditions of the Business Transaction Agreement, to effect a combination of their respective businesses (the “Business Combination”).

Business Combination and Resulting Structure

The Business Combination will be effected as follows: (i) in accordance with Luxembourg law and the Delaware General Corporation Law (the “DGCL”), the Company will merge with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Merger”); (ii) no later than seven days prior to the effective date of the Merger, LuxCo will acquire the entire issued share capital of Akazoo by issuing LuxCo shares (“LuxCo Shares”) to the Akazoo shareholders (the “Share Exchange”), such that the shareholdings of LuxCo will be identical to that of Akazoo prior to the Share Exchange; and (iii) on the calendar day following the effective date of the Merger, LuxCo will merge with and into PubCo in accordance with Luxembourg law, with PubCo remaining as the surviving publicly traded entity (the “Luxembourg Merger”). Following the consummation of the Luxembourg Merger, Akazoo will be a direct, wholly owned subsidiary of PubCo, and the current security holders of the Company and Akazoo will be shareholders of PubCo.

Listing of PubCo Shares and Percentage Ownership of PubCo

The PubCo shares (the “PubCo Shares”) are expected to be listed on the Nasdaq Stock Market (“Nasdaq”) following consummation of the Business Combination. It is expected that the existing shareholders of Akazoo will own a majority of the PubCo Shares following the consummation of the Business Combination.

Consideration in the Business Combination

Subject to the terms of the Business Transaction Agreement and at the consummation of the Merger, each share of Company common stock (“Company Common Stock”) will convert into the right to receive one PubCo Share, and each warrant to purchase Company Common Stock (each, a “Company Warrant”) will convert into a warrant to purchase an equal number of PubCo Shares (each, a “PubCo Warrant”) on the same terms as the Company warrants. Also, as a result of the transactions, the holders of the Company’s currently outstanding rights to purchase Company Common Stock will receive, with respect to each right, 0.1 PubCo Shares.

Existing Akazoo shareholders will receive an aggregate number of PubCo Shares equal to an assumed Akazoo enterprise value of $380 million (less any cash payment to them) divided by the per share redemption price applicable to any redemptions by public stockholders of the Company. The existing Akazoo shareholders prior to the Luxembourg Merger will receive a cash distribution of up to $20 million, in exchange for a portion of their shares, if and to the extent that cash available in the Company’s trust account, after the payment of transaction fees and expenses and any redemptions, exceeds $110 million.

Additionally, subject to the terms of the Business Transaction Agreement, as consideration for the cancellation of their LuxCo shares (“LuxCo Shares”) in exchange for PubCo Shares in the Luxembourg Merger, (i) each issued and outstanding LuxCo Share will be cancelled, and (ii) each LuxCo shareholder will be entitled to receive its pro rata share of the Share Consideration. Also, each LuxCo shareholder will be entitled to receive its pro rata share of the Cash Payment (if any) as a compensatory payment under Luxembourg law to be payable 10 calendar days after the closing date of the Luxembourg Merger.

For purposes of this section, each of the following terms shall have the meaning set forth below:

“Akazoo Enterprise Value” means $380,000,000, less the Cash Payment (if any);

“Aggregate Redemption Payment” means an amount in U.S. dollars equal to the product of the Per Share Redemption Amount multiplied by the number of shares of Company Common Stock that are redeemed pursuant to the Company Common Stockholder Redemption;

“Company Common Stockholder Redemption” means the right held by certain stockholders of the Company to redeem all or a portion of their shares of Company Common Stock upon the consummation of a business combination, for a per share redemption price of cash equal to (a) the aggregate amount then on deposit in the Company’s trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay certain taxes, divided by (b) the number of then outstanding shares of Company Common Stock issued in connection with the Company’s initial public offering.

“Cash Payment” means an aggregate amount in U.S. dollars equal to the lesser of the Trust Amount Available for Cash Payment and $20,000,000;

“Per Share Redemption Amount” means an amount in U.S. dollars equal to the quotient of (A) the trust amount held in the Company’s trust account two business days prior to the consummation of the Merger, divided by (B) the number of shares of Company Common Stock that are held by all Company stockholders other than shares held by certain Company sponsors (and not including any shares of Company Common Stock that are issuable pursuant to any Company Right);

“Share Consideration” means a number of PubCo Shares equal to the quotient of (A) the sum of the Akazoo Enterprise Value, divided by (B) the Per Share Redemption Amount;

“Stamp Duty Amount” means the aggregate stamp duty (if any) payable with respect to the Share Exchange or the Luxembourg Merger; and

“Trust Amount Available for Cash Payment” means (A) the trust amount held in the Company’s trust account two business days prior to the consummation of the Merger (expected to be, approximately, $211,800,000); less (B) the Aggregate Redemption Payment; less (C) an amount equal to any and all transaction fees and expenses incurred by the Company, PubCo, LuxCo and Akazoo in connection with the Transactions, up to a maximum of $18,000,000; less (D) the Stamp Duty Amount; less (E) $110,000,000; or if such number results in a negative number, $0.

Representations and Warranties

Under the Business Transaction Agreement, Akazoo, on the one hand, and the Company, on the other hand, made customary representations and warranties for transactions of this nature. The representations and warranties made by Akazoo and the Company to each other in the Business Transaction Agreement will not survive the consummation of the proposed Business Combination.

Conditions to Consummation of the Business Combination

The Business Transaction Agreement provides for customary conditions precedent to closing, including (i) approval by the Company’s stockholders of (A) the adoption of the Business Transaction Agreement and the transactions contemplated thereby pursuant to Section 251 of the DGCL, and (B) any other proposals the parties deem necessary or desirable to consummate the Business Combination (collectively, the “Transaction Proposals”), in accordance with the rules and regulations of Nasdaq, the Company’s organizational documents and the DGCL, (ii) approval of the Transactions by the Akazoo shareholders in accordance with the laws of Scotland and Akazoo’s organizational documents, (iii) a registration statement on Form F-4 (or other appropriate form) pursuant to which the PubCo Shares, PubCo Warrants and the PubCo Shares issuable upon the exercise of such PubCo Warrants to be issued to the holders of Company Warrants pursuant to the Merger shall be registered for issuance under the Securities Act of 1933, having been declared effective by the Securities and Exchange Commission; (iv) the issuance of all necessary permits and authorizations under state securities or “blue sky” laws; (v) the funds contained in the Company’s trust account and any additional capital otherwise available to the Company being not less than $60,000,000; (vi) the PubCo Shares having been approved for listing on Nasdaq and (vii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In addition, the obligation of the Company to consummate the Business Combination is subject to the satisfaction or waiver of several other conditions, including: (i) the accuracy of the representations and warranties of Akazoo set forth in the Business Transaction Agreement (except as would not have a material adverse effect on Akazoo); (ii) the performance by Akazoo in all material respects of its obligations and agreements in the Business Transaction Agreement; (iii) no material adverse effect, and no event or circumstance that would reasonably be expected to result in or cause a material adverse effect, with respect to Akazoo shall have occurred; and (iv) delivery by Akazoo of executed counterparts of the various transaction agreements to which it is a party.

In addition, the obligation of Akazoo to consummate the Business Combination is subject to the satisfaction or waiver of several other conditions, including: (i) the accuracy of the representations and warranties of the Company set forth in the Business Transaction Agreement (except as would not have a material adverse effect on the Company); (ii) the performance by the Company in all material respects of its obligations and agreements in the Business Transaction Agreement; (iii) no material adverse effect, and no event or circumstance that would reasonably be expected to result in or cause a material adverse effect, with respect to the Company shall have occurred; and (iv) delivery by the Company of executed counterparts of the various transaction agreements to which it is a party.

Stockholders’ Meeting

Pursuant to the terms of the Business Transaction Agreement, the Company must, as promptly as practicable, call and hold a meeting of the Company’s stockholders (the “Stockholders’ Meeting”) for the purpose of seeking its stockholders’ approval of the adoption of the Transaction Proposals.

Termination

The Business Transaction Agreement may be terminated at any time at or prior to the consummation of the Business Combination by mutual consent of the Company and Akazoo. In addition, the Business Transaction Agreement may be terminated:

•

by either the Company or Akazoo if (i) consummation of the Business Combination has not occurred on or prior to June 30, 2019 (the “Outside Date”) for any reason other than delay and/or nonperformance of the party seeking such termination; (ii) the conditions set forth in the Business Transaction Agreement cannot be satisfied prior to the Outside Date; (iii) the Business Combination Agreement fails to receive approval from the Company’s stockholders at the Stockholders’ Meeting; or (iv) the consummation of any of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable order of a court, unless the terminating party’s willful breach is the primary reason for such injunction or prohibition;

•

by the Company, if (i) Company stockholders do not approve a proposal to extend the time in which the Company must complete its initial business combination (the “Extension”), (ii) Akazoo is in breach of the Business Transaction Agreement, and such breach is incapable of being cured or is not cured within 20 days of written notice to the Company or (iii) there occurs disclosure of any event, fact, or circumstance that is reasonably likely to cause the failure of any condition in the Business Transaction Agreement;

•

by Akazoo, if (i) the Company is in breach of the Business Transaction Agreement, and such breach is incapable of being cured or is not cured within 20 days of written notice to the Company; (ii) the Company ceases to be listed on Nasdaq, or PubCo’s initial listing application in connection with the Business Combination is not approved by Nasdaq by June 30, 2019; or (iii) (A) the Company board of directors shall have failed to recommend to its stockholders that they vote in favor of the adoption of the Transaction Proposals or failed to include the Company board recommendation in the proxy statement for the Stockholders’ Meeting or (B) there has been a change in recommendation, as defined in the Business Transaction Agreement.

Claims Against Trust Account

Pursuant to the Business Transaction Agreement, Akazoo and its representatives waive all rights or claims to collect from the Trust Account any monies that may be owed to them by the Company, including for a breach of the Business Transaction Agreement or any agreements or understandings with the Company, and will not seek recourse against the Trust Account except as expressly contemplated by the Business Transaction Agreement. However, (i) nothing contained in the Business Transaction Agreement will limit or prohibit Akazoo’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, and (ii) nothing contained in the Business Transaction Agreement will serve to limit or prohibit any claims that Akazoo may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

The foregoing description of the Business Transaction Agreement is qualified in its entirety by reference to the full text of the Business Transaction Agreement, a copy of which will be filed by amendment to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Business Transaction Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Akazoo or the other parties thereto. In particular, the assertions embodied in the representations and warranties by Akazoo and the Company contained in the Business Transaction Agreement are qualified by information in the disclosure schedules provided by Akazoo and the Company in connection with the signing of the Business Transaction Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Transaction Agreement. Moreover, certain representations and warranties in the Business Transaction Agreement were used for the purpose of allocating risk between Akazoo and the Company, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Business Transaction Agreement as characterizations of the actual state of facts about Akazoo or the Company.

Voting Agreements

Concurrent with the execution of the Business Transaction Agreement, the Company, Akazoo and certain shareholders representing a majority of Akazoo’s existing voting shares entered into separate Voting Agreements (the “Voting Agreements”). Pursuant to the Voting Agreements, the shareholders party thereto agreed to (i) vote their shares in favor of the Transactions, against any other transaction and against actions that would have the effect of delaying or inhibiting the timely consummation of the Transactions, and (ii) take any other actions set forth in the transaction step plan contemplated by the Business Transaction Agreement, including exercising their drag-along rights in furtherance of the Share Exchange. Additionally, the shareholder parties made certain customary representations and warranties with respect to the shares of Akazoo and LuxCo owned by such shareholder.

A copy of the Voting Agreement will be filed by amendment to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Voting Agreement is qualified in its entirety by reference thereto.

Shareholders’ Agreement

In connection with the consummation of the transactions contemplated by the Business Transaction Agreement, PubCo and its majority shareholders will enter into a Shareholders’ Agreement (the “Shareholders’ Agreement”) to set forth certain agreements regarding the relationships among themselves and the governance of PubCo.

The initial PubCo board of directors (the “PubCo Board”) will be composed of up to seven directors, with one individual designated by the investor shareholders (Tosca Penta Music Limited Partnership and InternetQ Group Limited), who need not be independent, one individual designated by the Company shareholders (either Modern Media Sponsor, LLC, or if such entity is dissolved prior to the closing, MIHI LLC and Modern Media LLC), and one individual designated by certain management shareholders (including Mr. Zervos), each of whom need not be independent, as described in the Shareholders’ Agreement. For a period of three years following entry into the Shareholders’ Agreement, Lewis W. Dickey, Jr. will be the non-executive Chairman of the PubCo Board and a member of the PubCo Board. Mr. Zervos will be the initial Chief Executive Officer and an initial member of the PubCo Board. At all times during the term of the Shareholders’ Agreement, the shareholder parties will cause the majority of the PubCo Board to be comprised of independent directors.

A form of the Shareholders’ Agreement will be filed by amendment to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreements

In connection with the consummation of the Transactions, PubCo and certain shareholders will enter into separate Lock-Up Agreements (the “Lock-Up Agreements”) with PubCo with respect to the PubCo Shares received by the shareholder as part of the Business Combination. Depending in the identity of the shareholder, the Lock-Up Agreements will have a term of either six months or one year.

Pursuant to the Lock-Up Agreements, the shareholders will agree that, for a period of six months or one year following the closing date of the Business Combination, as applicable, they will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to PubCo Shares issued to the shareholder pursuant to the Business Transaction Agreement (the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Notwithstanding the foregoing, a shareholder may sell or otherwise transfer Lock-Up Shares during the shareholder’s lifetime or on death (or existence, if the shareholder is not a natural person) (a) to any third party by private sale or transfer or (b) by operation of law, provided that the transferee thereof agrees to be bound by the restrictions set forth in the applicable Lock-Up Agreement. A shareholder may also establish or enter into a 10(b)5-1 plan in respect of the Lock-Up Shares during the lock-up period, provided no sales are effected thereunder during the lock-up period.

A form of the Lock-Up Agreement will be filed by amendment to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreements is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On January 24, 2019, the Company issued a press release announcing entry into the Business Transaction Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is a form of investor presentation to be used by the Company in presentations for certain existing and potential stockholders of the Company and other persons with respect to the proposed Business Combination.

The foregoing Exhibits 99.1 and 99.2 and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. based on the current expectations, estimates and projections of the Company or Akazoo about Akazoo’s operations, industry, financial condition, performance, results of operations and liquidity and future events. These statements may be preceded by, followed by or include the words “may,” “might,” “could,” “will,” “will likely result,” “should,” “would,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target,” “business outlook” or similar expressions. Forward-looking statements represent management’s current expectations or predictions of future conditions, events or results. Such forward-looking statements include, but are not limited to: statements about, or are based upon assumptions regarding, Akazoo’s strategies and future financial performance; expectations or estimates about future business plans or objectives, prospective performance and opportunities and competitors, including revenues; customer acquisition and retention; operating expenses; market trends, including those in the markets in which Akazoo competes; liquidity; cash flows and uses of cash; capital expenditures; Akazoo’s ability to invest in growth initiatives and pursue acquisition opportunities; Akazoo’s products and services; pricing; marketing plans; the anticipated benefits of the proposed Business Combination; the amount of any redemptions by existing holders of Company stock; the sources and uses of cash; the management and board composition of the combined company following the proposed Business Combination; the anticipated capitalization and enterprise value of the combined company; the continued listing of the combined company’s securities on Nasdaq; whether the Company is able to successfully secure stockholder approval of the Extension; and the structure, terms and timing of the proposed Business Combination. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s good faith beliefs, assumptions and expectations only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted, many of which are beyond the Company’s control. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

Additional Information About the Business Combination

In connection with the proposed Business Combination, the Company has filed a definitive proxy statement relating to a special meeting of Company stockholders to be held on February 8, 2019, to approve the Extension.

In connection with the proposed Business Combination, the Company expects that PubCo will file a Registration Statement on Form F-4, which will include a preliminary proxy statement/prospectus for Company stockholders. When complete, the Company intends to mail the definitive proxy statement/prospectus relating to such meeting and other relevant documents to its stockholders as of the record date established for voting on the Business Combination.

The Company’s stockholders and other interested persons are advised to read, when available, each of the preliminary proxy statements, and any amendments thereto, and the definitive proxy statements and/or prospectus in connection with the Company’s solicitation of proxies for its (A) special meeting of stockholders to be held to approve the Extension and (B) special meeting of stockholders to be held to approve, among other things, the Business Combination, because those documents will contain important information about the Extension, the Company, Akazoo, PubCo and the Business Combination.

The definitive proxy statement relating to the special meeting of stockholders to be held to approve the Extension was mailed to Company stockholders as of January 14, 2019, which is the record date established for voting at that special meeting. The definitive proxy statement/prospectus relating to the special meeting of stockholders to be held to approve the proposed transaction will be mailed to Company stockholders as of a record date to be established for voting at that special meeting.

Stockholders will also be able to obtain copies of PubCo’s Registration Statement, the proxy statement relating to the Extension and the proxy statement/prospectus relating to the Business Combination, without charge at the SEC’s website at www.sec.gov or by contacting the Company at 3414 Peachtree Road, Suite 480, Atlanta, Georgia 30326, Attention: Corporate Secretary.

Participants in the Solicitation

The Company, Akazoo, PubCo and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from the Company’s stockholders in connection with the Extension or the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Business Combination will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018, filed with the SEC on June 29, 2018. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the Company’s definitive proxy statement/prospectus when it becomes available, which can be obtained free of charge from the sources indicated above, when available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 8.01	Other Events

The consummation of the transaction described in Item 1.01 above is also contingent upon approval by the stockholders of the Company, to take place at a special meeting, of the proposal to extend the date before which the Company must complete a business combination from February 17, 2019 (the “Current Termination Date”) to June 17, 2019 (the “Extended Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended. In connection with the Extension, the Company’s stockholders may elect to redeem their public shares for a pro rata portion of the funds available in the trust account. If the Extension is approved, the Company will also amend and restate the Company’s investment management trust agreement, dated as of May 17, 2017 by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date and permit distributions from the trust account to pay public stockholders who properly demand redemption in connection with the Extension. If the Extension is approved by the requisite vote of stockholders (and not abandoned), the remaining holders of Company public shares will retain their right to redeem their shares for a pro rata portion of the funds available in the trust account upon consummation of the proposed business combination with Akazoo (or any other business combination) when it is submitted to the stockholders, subject to any limitations set forth in the Company’s certificate of incorporation and the limitations contained in the Business Transaction Agreement and related agreements (or any other transaction agreement related to any other business combination), or on the Extended Termination Date if a business combination has not been consummated.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

2.1*	Business Transaction Agreement, dated as of January 24, 2019, by and among Modern Media Acquisition Corp., Akazoo Limited, Apostolos N. Zervos, acting in accordance with article 100-17 of the Luxembourg Company Act, on behalf and in the name of Unlimited Music S.A., which is in the process of incorporation as a Luxembourg public limited company (société anonyme), and Modern Media LLC, acting in accordance with article 100-17 of the Luxembourg Company Act, on behalf and in the name of Modern Media Acquisition Corp. S.A., which is in the process of incorporation as a Luxembourg public limited company (société anonyme).

10.1*	Voting Agreement, dated as of January 24, 2019, between the Company, Akazoo and certain shareholders of Akazoo

10.2*	Form of Shareholders’ Agreement, by and between PubCo and certain majority shareholders of PubCo

10.3*	Form of Lock-up Agreement

99.1	Press release dated January 24, 2019

99.2	Form of Investor Presentation

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MEDIA ACQUISITION CORP.

Date: January 24, 2019	By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	President and Chief Executive Officer